FOR IMMEDIATE RELEASE
	   September 26, 2003


NORFOLK SOUTHERN ANNOUNCES VOLUNTARY SEPARATION PROGRAM

NORFOLK, VA - Norfolk Southern Corporation (NYSE: NSC) today announced a voluntary separation program for nonagreement employees with at least two years of service.

   "The program is designed to achieve through voluntary separation a reduction in overall staff and an internal restructuring to increase the efficiency and effectiveness of Norfolk Southern's nonagreement work force," said Jim Hixon, senior vice president administration.

   The program offers severance pay of three weeks' salary for each year of service, continued health insurance for one year at no cost, and outplacement assistance for up to 90 days. Voluntary separations will be effective Oct. 31 in most cases.

   Norfolk Southern Corporation is one of the nation's premier transportation companies. Its Norfolk Southern Railway subsidiary operates 21,500 route miles in 22 states, the District of Columbia and Ontario, serving every major container port in the eastern United States and providing superior connections to western rail carriers. Norfolk Southern operates the East's most extensive intermodal network and is the nation's largest rail carrier of automotive parts and finished vehicles.

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Media Contact: Susan Terpay, Norfolk, 757-823-5204